Exhibit 99

News Release

 For further information contact:

Investor Relations:

James Shields

901.597.6839

James.Shields@servicemaster.com

Media:

Peter Tosches

901.597.8449

Peter.Tosches@servicemaster.com

ServiceMaster Global Holdings, Inc. Reports Preliminary

Second-Quarter 2015 Financial Results

Second-quarter 2015

•	Revenue increased 5 percent to $716 million with 8% and 5% growth at AHS and Terminix, respectively
•	Net income of $67 million or $0.49 per share versus $40 million or $0.44 per share a year ago
•	Adjusted net income(1) of $82 million or $0.60 per share versus $52 million or $0.56 per share a year ago
•	Adjusted EBITDA(2) increased 12 percent to $191 million from $171 million a year ago

MEMPHIS, TENN, — August 4, 2015  —ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential residential and commercial services, today announced preliminary unaudited second-quarter 2015 results. The company reported second-quarter 2015 revenue of $716 million, an increase of 5 percent compared to the same period in 2014. The increase in revenue was driven by strong organic growth at American Home Shield (“AHS”),  increased sales of new services at Terminix and price increases, partially offset by lower demand for traditional termite services.

The company reported second-quarter 2015 net income of $67 million or $0.49 per share, including a loss on extinguishment of debt of $14 million related to the company’s redemption of its 8% Senior Notes,  versus $40 million or $0.44 per share in the same period in 2014.

The company reported second-quarter 2015  adjusted net income of $82 million, or $0.60 per share, versus $52 million, or $0.56 per share, for the same period in 2014. Earnings per share and other share data contained in this release reflect 136.5 million and 92.2 million diluted share counts for the second quarter ended June 30, 2015 and 2014, respectively.

The company reported second-quarter 2015 Adjusted EBITDA of $191 million, an increase of $20 million or 12 percent compared to the same period in 2014. The increase was largely driven by Adjusted EBITDA increases at AHS and Terminix of $10 million and $8 million, respectively.

Rob Gillette, ServiceMaster’s chief executive officer, noted “Both Terminix and American Home Shield continue to perform well with new services driving growth at Terminix and our investment in marketing yielding accelerated top line growth at AHS.”

Preliminary Consolidated Performance

	Three Months Ended June 30,				Six Months Ended June 30,
$ millions	2015	2014	B/(W)		2015	2014	B/(W)
Revenue	$716	$683	$33		$1,288	$1,216	$72
YoY growth			4.8%				5.9%
Gross Margin	351	332	19		620	577	43
% of revenue	49.0%	48.6%	0.4	pts	48.1%	47.5%	0.6	pts
SG&A	(182)	(178)	(4)		(334)	(329)	(5)
% of revenue	25.4%	26.1%	0.7	pts	25.9%	27.1%	1.2	pts
Income from Continuing Operations before Income Taxes	109	80	29		154	53	101
% of revenue	15.2%	11.7%	3.5	pts	12.0%	4.4%	7.6	pts
Income from Continuing Operations	67	42	25		95	24	71
% of revenue	9.4%	6.1%	3.3	pts	7.4%	2.0%	5.4	pts
Net Income (Loss)	67	40	27		94	(73)	167
% of revenue	9.4%	5.9%	3.5	pts	7.3%	(6.0)%	13.3	pts
Adjusted Net Income(1)	82	52	30		127	75	52
% of revenue	11.5%	7.6%	3.9	pts	9.9%	6.2%	3.7	pts
Adjusted EBITDA(2)	191	171	20		324	286	38
% of revenue	26.7%	25.0%	1.7	pts	25.2%	23.5%	1.7	pts
Pre-Tax Unlevered Free Cash Flow(3)	192	156	36		338	267	71

Preliminary Segment Performance

Revenue and Adjusted EBITDA for each reportable segment and Corporate are as follows:

	Three Months Ended June 30,					Six Months Ended June 30,
	Revenue		Adjusted EBITDA			Revenue		Adjusted EBITDA
$ millions	2015	B/(W) vs. PY	2015	B/(W) vs. PY		2015	B/(W) vs. PY	2015	B/(W) vs. PY
Terminix	$395	$19	$101	$8		$731	$35	$190	$19
YoY growth / % of revenue		5.1%	25.6%	0.9	pts		5.0%	26.0%	1.4	pts
American Home Shield	261	20	71	10		436	43	100	17
YoY growth / % of revenue		8.3%	27.2%	1.9	pts		10.9%	22.9%	1.8	pts
Franchise Services Group	60	(4)	20	(1)		120	(4)	39	1
YoY growth / % of revenue		(6.3)%	33.3%	0.5	pts		(3.2)%	32.5%	1.9	pts
Corporate(4)	1	(1)	(1)	3		1	(2)	(5)	1
Total	$716	$33	$191	$20		$1,288	$72	$324	$38
YoY growth / % of revenue		4.8%	26.7%	1.7	pts		5.9%	25.2%	1.7	pts

A reconciliation of income from continuing operations to both adjusted net income and Adjusted EBITDA, as well as a reconciliation of net cash provided from operating activities from continuing operations to pre-tax unlevered free cash flow, are set forth below in this press release.

Terminix

Terminix, which provides termite and pest control services to residential and commercial customers and distributes pest control products, reported a 5 percent revenue increase in the second-quarter of 2015 compared to the second-quarter of 2014. The revenue increase was primarily driven by increased sales of new services and improved pricing, partially offset by lower demand for traditional termite services. Adjusted EBITDA increased 9 percent or $8 million versus prior year, driven primarily by the flow-through effect of higher revenue, partially offset by higher selling costs during the quarter.

American Home Shield

American Home Shield, which provides home warranties for household systems and appliances, reported an  8 percent revenue increase in the second-quarter of 2015 compared to the second-quarter of 2014, driven by organic growth and price increases. Adjusted EBITDA increased 16 percent or $10 million versus prior year, primarily reflecting the flow-through effect of higher revenue, partially offset by an increase in claim costs. The company increased marketing spend by $5 million compared to the second quarter 2014 which was offset by a gain on the sale of investments realized during the quarter.

Franchise Services Group

The Franchise Services Group, which provides residential and commercial disaster restoration, janitorial, residential cleaning, furniture repair and home inspection services, reported a 6 percent revenue decrease in the second-quarter of 2015 compared to the second-quarter of 2014. The revenue decrease primarily reflects the conversion of company-owned Merry Maids branches to franchises, partially offset by an increase in lower margin janitorial national account revenue.  Adjusted EBITDA decreased 5 percent or $1 million versus prior year, primarily reflecting the flow-through effect of lower revenue, largely offset by cost reduction initiatives.

Cash Flow

For the six months ended June 30,  2015, net cash provided from operating activities from continuing operations increased to $210 million from $149 million for the six months ended June 30,  2014.

Net cash used for investing activities from continuing operations was $20 million for the six months ended June 30, 2015 compared to $36 million for the six months ended June 30, 2014.

Net cash used for financing activities from continuing operations was $213 million for the six months ended June 30, 2015.

On February 17, 2015, the company redeemed $190 million of the 8% Senior Notes due 2020 using cash on hand. As part of the transaction, the company paid an $11 million pre-payment premium.

On April 1, 2015, the company redeemed the remaining $200 million of the 8% Senior Notes due 2020. As part of the transaction, the company paid $14 million in fees and pre-payment premium. To redeem the $200 million 8% Senior Notes, the company used $39 million in cash and incurred incremental borrowings of $175 million under its term loan facility to finance the remaining portion of the redemption.

For the six months ended June 30, 2014, net cash used for financing activities from continuing operations was $54 million, largely consisting of a $35 million contribution to TruGreen Holding Corporation as part of the spin-off transaction.

Pre-tax unlevered free cash flow(3) was $338 million for the six months ended June 30, 2015, compared to $267 million for the six months ended June 30, 2014.

Other Matters

On June 2, 2015, certain selling stockholders, including investment funds sponsored by, or affiliated with, Clayton, Dubilier & Rice, LLC, the company’s principal stockholder, sold 20 million shares of common stock in a secondary offering. On June 12, 2015, the underwriters of the secondary offering exercised their option to purchase an additional 3 million shares of common stock pursuant to the underwriting agreement. The company did not receive any proceeds from the sale of the aggregate 23 million shares of common stock by the selling stockholders.

As previously reported, in April 2014, the Consumer Financial Protection Bureau (the “CFPB”) issued a Civil Investigative Demand to AHS seeking documents and information related to the Real Estate Settlement Procedures Act and its implementing regulation (“RESPA”) and other laws enforceable by the CFPB. AHS believes that it has complied with RESPA and other laws applicable to AHS’s home warranty business. AHS provided the CFPB with materials in response to the CFPB’s request. On June 25, 2015, the CFPB informed AHS by letter that it has completed its review and does not intend to take any enforcement action.

On July  16, 2015, the company gave notice that it has elected to redeem in full $488 million of the 7%  Senior Notes due 2020 on August 17, 2015. The company expects to record in the third quarter of 2015 a $31 million loss on the extinguishment debt, of which $25 million is a pre-payment premium on the 7% Senior Notes and $6 million is the write-off of debt issuance costs. To redeem the 7% Senior Notes,  the company anticipates using a combination of cash and incremental borrowings under a term loan facility. The redemption is subject to satisfaction of specified conditions precedent, including, without limitation, consummation of availability of financing on terms and conditions satisfactory to the company.

Full-Year 2015 Outlook

The company anticipates that revenue will be between $2,570 million and $2,590 million, a 5 percent increase compared to 2014.  Adjusted EBITDA is anticipated to be at least $610 million for the full-year 2015, an increase of approximately 10 percent compared to 2014.

Second-Quarter 2015 Earnings Conference Call

The company will discuss its second-quarter 2015 operating results during a conference call at 8 a.m. central time today,  August 4, 2015. To participate on the conference call, interested parties should call 800.706.9302 (or international participants, 303.223.2688). Additionally, the conference call will be available via webcast. A slide presentation highlighting the company’s results and key performance indicators will also be available. To participate via webcast and view the slide presentation, visit the company’s investor relations home page at www.servicemaster.com.

The call will be available for replay until September 3, 2015. To access the replay of this call, please call 800.633.8284 and enter reservation number 21772159 (international participants: 402.977.9140, reservation number 21772159). Or you can review the webcast on the company’s investor relations home page.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes American Home Shield (home warranties), AmeriSpec (home inspections), Furniture Medic (furniture repair), Merry Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration) and Terminix (termite and pest control). The company is headquartered in Memphis, Tenn. Go to www.servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control, including, without limitation, the risks and uncertainties discussed in  the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in the company’s reports filed with the U.S. Securities and Exchange Commission. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, the effects of our substantial indebtedness; changes in interest rates, because a significant portion of our indebtedness bears interest at variable rates; lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; weakening general economic conditions; weather conditions and seasonality; the success of our business strategies, and costs associated with restructuring initiatives. The company assumes no obligation to update the information contained herein, which speaks only as of the date hereof.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which are not measures of financial condition or profitability. Non-GAAP measures should not be considered as an alternative to GAAP financial measures. Non-GAAP measures may not be calculated or comparable to similarly titled measures used by other companies. See non-GAAP reconciliations below in this press release for a reconciliation of these measures to the most directly comparable GAAP financial measures. Adjusted EBITDA, adjusted net income and pre-tax unlevered free cash flow are not measurements of the company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of the company’s cash flow or liquidity. We believe these non-GAAP financial measures are useful for investors, analysts and other interested parties as it facilitates company-to-company operating and financial condition performance comparisons by excluding potential differences caused by variations in capital structures, taxation, the age and book depreciation of facilities and equipment, restructuring initiatives, consulting agreements and equity-based, long-term incentive plans.

_________________________________________________

(1)Adjusted net income is defined by the company as income (loss) from continuing operations before: amortization expense; impairment of software and other related costs; consulting agreement termination fees; restructuring charges; gain on sale of Merry Maids branches;  management and consulting fees; loss on extinguishment of debt; and the tax impact of all of the aforementioned adjustments. The company’s definition of adjusted net income may not be comparable to similarly titled measures of other companies.

(2)Adjusted EBITDA is defined as income (loss) from continuing operations before: depreciation and amortization expense; non-cash impairment of software and other related costs; non-cash stock-based compensation expense; restructuring charges; gain on sale of Merry Maids branches;  management and consulting fees; consulting agreement termination fees; provision (benefit) for income taxes;  loss on extinguishment of debt; interest expense; and other non-operating expenses.  The company’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(3)Pre-tax unlevered free cash flow is defined by the company as (i) Net Cash Provided from Operating Activities from Continuing Operations before: cash paid for interest expense; call premium paid for retirement of debt; cash paid for income taxes, net of refunds; cash paid for restructuring charges; cash paid for management and consulting fees; cash paid for consulting agreement termination fees; cash paid for impairment of software and other related costs; excess tax benefits from stock-based compensation; gain on sales of marketable securities; and other non-operating items; (ii) less property additions.

(4)Corporate includes The ServiceMaster Acceptance Company Limited Partnership (SMAC) and the unallocated expenses of our headquarters function.

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$716	$683	$1,288	$1,216
Cost of services rendered and products sold	365	351	668	639
Selling and administrative expenses	182	178	334	329
Amortization expense	12	14	25	27
Impairment of software and other related costs	—	(1)	—	47
Restructuring charges	—	1	2	6
Gain on sale of Merry Maids branches	(2)	—	(3)	—
Interest expense	42	61	88	122
Interest and net investment income	(7)	(1)	(7)	(7)
Loss on extinguishment of debt	14	—	27	—
Income from Continuing Operations before Income Taxes	109	80	154	53
Provision for income taxes	42	38	59	29
Income from Continuing Operations	67	42	95	24
Loss from discontinued operations, net of income taxes	—	(2)	(1)	(97)
Net Income (Loss)	$67	$40	$94	$(73)
Total Comprehensive Income (Loss)	$65	$42	88	(74)
Weighted-average common shares outstanding - Basic	134.9	91.9	134.7	91.8
Weighted-average common shares outstanding - Diluted	136.5	92.2	136.3	92.1
Basic Earnings (Loss) Per Share:
Income from Continuing Operations	$0.50	0.46	0.71	0.26
Loss from discontinued operations, net of income taxes	—	(0.02)	(0.01)	(1.06)
Net Income (Loss)	0.49	0.44	0.70	(0.79)
Diluted Earnings (Loss) Per Share:
Income from Continuing Operations	$0.49	0.46	0.70	0.26
Loss from discontinued operations, net of income taxes	—	(0.02)	(0.01)	(1.05)
Net Income (Loss)	0.49	0.44	0.69	(0.79)

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Financial Position

(In millions, except share data)

	As of	As of
	June 30,	December 31,
	2015	2014
Assets:
Current Assets:
Cash and cash equivalents	$361	$389
Marketable securities	23	19
Receivables, less allowances of $25 and $25, respectively	476	441
Inventories	40	42
Prepaid expenses and other assets	50	44
Deferred customer acquisition costs	34	35
Deferred taxes	66	76
Total Current Assets	1,049	1,044
Property and Equipment:
At cost	392	369
Less: accumulated depreciation	(253)	(233)
Net Property and Equipment	139	136
Other Assets:
Goodwill	2,080	2,069
Intangible assets, primarily trade names, service marks and trademarks, net	1,677	1,696
Notes receivable	30	26
Long-term marketable securities	61	88
Other assets	43	41
Debt issuance costs	28	34
Total Assets	$5,108	$5,134
Liabilities and Shareholder’s Equity:
Current Liabilities:
Accounts payable	$116	$84
Accrued liabilities:
Payroll and related expenses	61	82
Self-insured claims and related expenses	119	92
Accrued interest payable	22	34
Other	67	51
Deferred revenue	541	514
Liabilities of discontinued operations	4	9
Current portion of long-term debt	41	39
Total Current Liabilities	972	905
Long-Term Debt	2,797	3,017
Other Long-Term Liabilities:
Deferred taxes	717	715
Other long-term obligations, primarily self-insured claims	149	138
Total Other Long-Term Liabilities	866	854
Commitments and Contingencies
Shareholders’ Equity:
Common stock $0.01 par value (authorized 2,000,000,000 shares with 142,787,730 shares issued and 135,146,287 outstanding at June 30, 2015 and 141,731,682 shares issued and 134,092,335 outstanding at December 31, 2014)	2	2
Additional paid-in capital	2,234	2,207
Retained deficit	(1,626)	(1,720)
Accumulated other comprehensive income	(15)	(8)
Less common stock held in treasury, at cost (7,641,443 shares at June 30, 2015 and 7,639,347 shares at December 31, 2014)	(122)	(122)
Total Shareholders’ Equity	473	359
Total Liabilities and Shareholders’ Equity	$5,108	$5,134

SERVICEMASTER GLOBAL HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	June 30,
	2015	2014
Cash and Cash Equivalents at Beginning of Period	$389	$484
Cash Flows from Operating Activities from Continuing Operations:
Net Income (Loss)	94	(73)
Adjustments to reconcile net loss to net cash provided from operating activities:
Loss from discontinued operations, net of income taxes	1	97
Depreciation expense	23	24
Amortization expense	25	27
Amortization of debt issuance costs	3	5
Impairment of software and other related costs	—	47
Gain on sale of Merry Maids branches	(3)	—
Loss on extinguishment of debt	27	—
Call premium paid on retirement of debt	(23)	—
Deferred income tax provision	23	22
Stock-based compensation expense	5	3
Excess tax benefits from stock-based compensation	(10)	—
Gain on sales of marketable securities	(6)	(4)
Other	4	1
Change in working capital, net of acquisitions:
Receivables	(31)	(29)
Inventories and other current assets	(3)	(20)
Accounts payable	35	14
Deferred revenue	28	27
Accrued liabilities	5	16
Accrued interest payable	(12)	(4)
Accrued restructuring charges	(3)	1
Current income taxes	29	(3)
Net Cash Provided from Operating Activities from Continuing Operations	210	149
Cash Flows from Investing Activities from Continuing Operations:
Property additions	(20)	(26)
Sale of equipment and other assets	4	1
Other business acquisitions, net of cash acquired	(19)	(41)
Notes receivable, financial investments and securities, net	15	30
Net Cash Used for Investing Activities from Continuing Operations	(20)	(36)
Cash Flows from Financing Activities from Continuing Operations:
Borrowings of debt	178	—
Payments of debt	(411)	(22)
Debt issuance costs paid	(2)	—
Contribution to TruGreen Holding Corporation	—	(35)
Repurchase of common stock and RSU vesting	—	(4)
Issuance of Common Stock	13	7
Excess tax benefits from stock-based compensation	10	—
Net Cash Used for Financing Activities from Continuing Operations	(213)	(54)
Cash Flows from Discontinued Operations:
Cash used for operating activities	(6)	(10)
Cash used for investing activities	—	(2)
Cash used for financing activities	—	(3)
Net Cash Used for Discontinued Operations	(6)	(15)
Cash (Decrease) Increase During the Period	(28)	44
Cash and Cash Equivalents at End of Period	$361	$528

The following table presents reconciliations of Income from Continuing Operations to Adjusted Net Income for the periods presented.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2015	2014	2015	2014
Income from Continuing Operations	$67	$42	$95	$24
Amortization expense	12	14	25	27
Impairment of software and other related costs	—	(1)	—	47
Restructuring charges	—	1	2	6
Gain on sale of Merry Maids branches	(2)	—	(3)	—
Management and consulting fees	—	2	—	4
Loss on extinguishment of debt	14	—	27	—
Tax impact of adjustments	(9)	(6)	(19)	(32)
Adjusted Net Income	$82	$52	$127	$75

The following table presents reconciliations of Net Cash Provided from Operating Activities from Continuing Operations to Pre-Tax Unlevered Free Cash Flow for the periods presented.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2015	2014	2015	2014
Net Cash Provided from Operating Activities from Continuing Operations	$150	$127	$210	$149
Cash paid for interest expense	26	25	93	117
Call premium paid on retirement of debt	12	—	23	—
Cash paid for income taxes, net of refunds	5	7	6	9
Cash paid for restructuring charges	1	3	5	5
Cash paid for management and consulting fees	—	2	—	4
Cash paid for impairment of software and other related costs	—	2	—	3
Excess tax benefits from stock-based compensation	2	—	10	—
Other	1	1	3	2
Gain on sales of marketable securities	6	—	6	4
Property additions	(12)	(12)	(20)	(26)
Pre-Tax Unlevered Free Cash Flow	$192	$156	$338	$267

The following table presents reconciliations of Adjusted EBITDA to Income from Continuing Operations for the periods presented.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In millions)	2015	2014	2015	2014
Terminix	$101	$93	$190	$171
American Home Shield	71	61	100	83
Franchise Services Group	20	21	39	38
Corporate	(1)	(4)	(5)	(6)
Adjusted EBITDA	$191	$171	$324	$286

Depreciation and amortization expense	(24)	(26)	(48)	(51)
Non-cash impairment of software and other related costs	—	1	—	(47)
Non-cash stock-based compensation expense	(2)	(1)	(5)	(3)
Restructuring charges	—	(1)	(2)	(6)
Gain on sale of Merry Maids branches	2	—	3	—
Management and consulting fees	—	(2)	—	(4)
Provision for income taxes	(42)	(38)	(59)	(29)
Loss on extinguishment of debt	(14)	—	(27)	—
Interest expense	(42)	(61)	(88)	(122)
Other non-operating expenses	(1)	(1)	(3)	—
Income from Continuing Operations	$67	$42	$95	$24

The table below presents selected operating metrics related to renewable customer counts and customer retention for our Terminix and American Home Shield segments.

	As of June 30,
	2015	2014(1)
Terminix—
Reduction in Pest Control Customers	(1.2)%	(0.6)%
Pest Control Customer Retention Rate	79.3%	79.9%
Reduction in Termite and Other Services Customers	(1.9)%	(2.8)%
Termite and Other Services Customer Retention Rate	85.4%	84.8%
American Home Shield—
Growth in Home Warranties	7.0%	11.7%
Customer Retention Rate	75.2%	75.5%

__________________________________

(1)

As of June 30, 2014, excluding the Home Security of America (“HSA”) accounts acquired on February 28, 2014, the growth in home warranties was two percent, and, excluding all HSA accounts, the customer retention rate for our American Home Shield segment was 75 percent.

Terminix Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	June 30,		Revenue
(In millions)	2015	2014	2015
Pest Control	$205	$191	52%
Termite and Other Services	168	164	43%
Other	22	21	5%
Total revenue	$395	$376	100%

Termite renewal revenue comprised 47 percent and 49 percent of total revenue from Termite and Other Services for the three months ended June 30,  2015 and 2014, respectively.

Franchise Services Group Segment

Revenue by service line is as follows:

	Three Months Ended		% of
	June 30,		Revenue
(In millions)	2015	2014	2015
Royalty Fees	$31	$32	51%
Company-Owned Merry Maids Branches	12	16	21%
Janitorial National Accounts	10	8	16%
Sales of Products	4	5	6%
Other	3	3	6%
Total revenue	$60	$64	100%